COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to (i) Jack Slevin, Chairman and Chief Executive Officer during fiscal 1998 and (ii) the four other most highly compensated executive officers of Comdisco serving on September 30, 1998. The persons named in this table and in this section are referred to as the "Named Executive Officers".


                               Annual Compensation               Long-Term Compensation


                                                             Awards               Payouts
                                                           -----------   --------------------------
                                                           Securities
                                                           Underlying      Long-
       Name and                                            Options         Term      All Other
  Principal Position     Year      Salary        Bonus      (shares)   Incentive  Compensation <F1>
                                                                         Payouts
---------------------------------------------------------------------------------------------------

Jack Slevin              1998      $550,000     $475,000     306,220    $764,350        $6,909
Chairman                 1997       550,000      440,000      58,850     831,000        14,111
and CEO                  1996       500,000      580,000     981,504     420,000         9,425

Nicholas K. Pontikes     1998       325,000      325,000     687,210     349,350         6,909
President and            1997       277,917      278,200      26,700     478,000        14,111
Chief Operating          1996       230,000      230,000     133,602     201,000         9,425
Officer

John C. Kenning <F2>     1998       267,000      267,000     195,020           0         6,909
Executive Vice           1997       268,808      286,200      24,970           0        14,111
President

William N. Pontikes      1998       230,000      230,000     240,710     339,350         6,909
Executive Vice           1997       220,000      268,200      26,700     473,000        14,111
President
                         1996       220,000      220,000     152,310     300,000         9,425

John J. Vosicky          1998       240,000      215,000     101,700     359,350         6,909
Executive Vice           1997       240,000      218,200      26,700     483,000        14,111
President
& Chief Financial        1996       240,000      200,000      84,888     225,000         9,425
Officer



<F1> Amounts of "All Other  Compensation"  are amounts  contributed  by Comdisco under the Comdisco Retirement Plan Trust Agreement, effective April 1, 1998 (formerly known as the Comdisco Profit Sharing Plan and Trust) and the Employee Stock Ownership Plan.
<F2> Mr. Kenning became an Executive Officer of Comdisco in fiscal 1997.

OPTION GRANTS IN LAST FISCAL YEAR

The following table presents additional information concerning the options shown in the Summary Compensation Table for fiscal year 1998.




                                                                                 Potential Realizable Value at
                                     Individual Grants                           Assumed Annual Rates of Stock
                                                                            Price Appreciation for Option Term
                  -------------------------------------------------------   ----------------------------------
                    Number of    % of Total
                   Securities     Options /
                   Underlying   SARs Granted
                    Options /   to Employees   Exercise or
       Name       SARs Granted    in Fiscal    Base Price    Expiration       0%         5%          10%
                       (#)          1998         ($/Sh)         Date
---------------   ------------   ----------    ----------    ---------      ----     ----------    ---------

  Jack Slevin        55,050 <F1>       .64        $15.88      10/01/07       $-0-      $549,776   $1,393,240
                    192,000           2.00         17.25      02/01/08        -0-     2,082,899    5,278,475
                     59,170            .68         13.625     09/30/08        -0-       507,009    1,284,861


  Nicholas K.        55,050 <F1>       .64         15.88      10/01/07        -0-       549,776    1,393,240
  Pontikes          600,000           7.00         17.25      02/01/08        -0-     6,509,059   16,495,234
                     32,160            .37         13.625     09/30/08        -0-       275,569      698,346

  John C. Kenning    36,330 <F1>       .42         15.88      10/01/07        -0-       362,822      919,462
                    132,000           1.00         17.25      02/01/08        -0-     1,431,993    3,628,952
                     26,690            .31         13.625     09/30/08        -0-       228,698      579,566

  William N.         22,020 <F1>       .25         15.88      10/01/07        -0-       219,910      557,296
  Pontikes          192,000           2.00         17.25      02/01/08        -0-     2,082,899    5,278,475
                     26,690            .31         13.625     09/30/08        -0-       228,698      579,566

  John J. Vosicky    11,010 <F1>       .13         15.88      10/01/07        -0-       109,955      278,648
                     64,000            .74         17.25      02/01/08        -0-       694,300    1,759,492
                     26,690            .31         13.625     09/30/08        -0-       228,698      579,566

---------------------------------------------------------------------------------------------------------------


<F1>  Reflects  options  issued  in lieu of cash  compensation  pursuant  to the
"Cash-to-Option Alternative" election referenced in the Compensation Committee Report.


Comdisco included amounts under the columns labeled "5%" and "10%" pursuant to certain rules promulgated by the SEC and those amounts are not intended to forecast future appreciation, if any, in the price of the Comdisco common stock. Such amounts are based on the assumption that the Named Executive Officers hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Comdisco common stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, and any increase will benefit all stockholders proportionately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

The following table contains information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1998 and unexercised options held as of the end of fiscal 1998.


                                                         Total Number of Shares      Total Value of Unexercised,
                                                         Underlying Unexercised      in-the-Money Options Held at
                                                       Options Held at September        September 30, 1998  <F1>
                                                                30, 1998
                                                      -------------------------------------------------------------

                             Number of
                               Shares        Value
   Name                      Acquired on   Realized    Exercisable   Unexercisable   Exercisable    Unexercisable
                              Exercise
   -------------------        -------     ----------   ---------        -------      ----------     ----------

   Jack Slevin                547,946     $5,670,283   1,247,293        674,295      $8,502,071     $3,455,136
   Nicholas K. Pontikes       600,000             -0-    264,918        300,018       1,711,500      1,648,730
   John C. Kenning            182,788        684,722     126,968        260,760         659,317      1,220,969
   William N. Pontikes        380,624      2,814,438     132,495        170,193         697,037        617,748
   John J. Vosicky            127,478      1,019,459     346,075        106,831       2,818,419        300,874



<F1> Based on the  closing  price of the  Comdisco  common  stock,  $13.625,  on
September 30, 1998.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

The following table provides information on the Performance Unit Awards granted during the fiscal year ended September 30, 1998 under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan to the Named Executive Officers.


                                                                              Estimated Future Payouts under
                                                                               Non-Stock Price-Based Plans  <F1>
                                                                          --------------------------------------
                              Performance or Other
                                    Number of   Period Until Maturation
Name                                  Units            or Payout           Threshold        Target       Maximum
--------------------                   ----        -----------------      -----------     ---------   ----------
Jack Slevin                            366         September 30, 2000         $183,000     $366,000   $1,098,000
Nicholas K. Pontikes                   167         September 30, 2000           83,500      167,000      501,000
John C. Kenning                        155         September 30, 2000           77,500      155,000      465,000
William N. Pontikes                    167         September 30, 2000           83,500      167,000      501,000
John J. Vosicky                        167         September 30, 2000           83,500      167,000      501,000




<F1> The target  performance  objective  is that  Comdisco's  total  shareholder return, which is the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the total shareholder return of all companies in the S&P 500 for the period running from October 1, 1996 through September 30, 1999. The threshold performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Comdisco and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Comdisco directors are executive officers. Comdisco does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

Mr. Kraemer is President and Director of Baxter International, Inc. In fiscal 1998, Comdisco received approximately $681,000 per quarter in rental payments for computer related equipment leased to Baxter Healthcare Corporation, a subsidiary of Baxter International, Inc.

Mr. Patrick is an Executive Vice President of Merrill Lynch & Co. In fiscal 1998, Merrill Lynch & Co. acted as one of Comdisco's agents in connection with the sale of Comdisco's medium term notes and served as one of the underwriters of Comdisco's debt offerings. Merrill Lynch & Co. also acted as a dealer in the sale of Comdisco's domestic commercial paper. In addition, Merrill Lynch Group Employee Services, a division of Merrill Lynch and Co., has agreed to perform various services in connection with the implementation and ongoing administration of Comdisco's U.S. and International Employee Stock Purchase Plans.

Mr. Andreini is Director, President and Chief Executive Officer of InterWorld Corporation. In January, 1998, Comdisco caused a $1,600,000 Letter of Credit to be renewed on behalf of InterWorld for one year ending January, 1999. On October 7, 1998, Comdisco entered into a Loan and Security Agreement with InterWorld Corporation for an $11,000,000 line of credit. As of December 15, 1998, $4,000,000 was outstanding under the line of credit, which bears interest at 10%. Comdisco also received approximately $125,000 per quarter in rental payments in fiscal 1998 for computer related equipment leased to InterWorld. Comdisco has also invested a total of $2,225,000 in InterWorld preferred stock representing 3.1% of the outstanding equity in InterWorld, and also holds warrants to purchase additional stock in InterWorld.

During fiscal 1998, Comdisco made a personal loan in an aggregate amount of $2.1 million to Mr. Slevin. The loan was evidenced by an unsecured demand note bearing interest at the LIBOR rate plus 125 basis points.